EXHIBIT 12.4

                      WEST TEXAS UTILITIES COMPANY
                   RATIO OF EARNINGS TO FIXED CHARGES
             FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1998
                        (Thousands Except Ratio)
                               (Unaudited)

Operating Income                                          $57,567

Adjustments:
  Income taxes                                             31,117
  Provision for deferred income taxes                     (11,407)
  Deferred investment tax credits                          (1,321)
  Other income and deductions                               2,445
   Allowance for borrowed and equity funds
      used during construction                              1,087
                                                         --------
        Earnings                                          $79,488
                                                         ========

Fixed Charges:
  Interest on long-term debt                              $20,352
  Interest on short-term debt and other                     4,406
                                                         --------
        Fixed Charges                                     $24,758
                                                         ========

Ratio of Earnings to Fixed Charges                           3.21
                                                         ========